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                                                                      EXHIBIT 11

                           INSIGHT ENTERPRISES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                        (in thousands except share data)

                                                               Years ended December 31,
                                                      -------------------------------------------
                                                          1998            1997           1996
                                                      -----------     -----------    ------------
BASIC EARNINGS PER SHARE:
  Net earnings...................................     $    20,450     $    13,218     $     7,558
                                                      ===========     ===========     ===========
Weighted average shares:
  Common shares outstanding......................      24,234,358      22,944,695      18,826,460
                                                      -----------     -----------     -----------
  Shares used is basic earnings per share........      24,234,358      22,944,695      18,826,460
                                                      ===========     ===========     ===========
Basic earnings per share.........................     $      0.84     $      0.58     $      0.40
                                                      ===========     ===========     ===========


                                                                Years ended December 31,
                                                      -------------------------------------------
                                                          1998            1997           1996
                                                      -----------     -----------    ------------
DILUTED EARNINGS PER SHARE:
  Net earnings...................................     $    20,450     $    13,218     $     7,558
                                                      ===========     ===========     ===========
Weighted average shares:
  Common shares outstanding......................      24,234,358      22,944,695      18,826,460
  Common equivalent shares issuable upon exercise
    of employee stock options and warrants.......       1,092,674       1,150,045       1,201,863
                                                      -----------     -----------     -----------
  Shares used in diluted earnings per share......      25,327,032      24,094,740      20,028,323
                                                      ===========     ===========     ===========
Diluted earnings per share.......................     $      0.81     $      0.55     $      0.38
                                                      ===========     ===========     ===========


Earnings per share are restated to include the impact of Financial Accounting Standards Board Statement No. 128 and the effect of 3-for-2 stock splits in the form of stock dividends paid on February 18, 1999, September 8, 1998 and September 17, 1997.